UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     January 14, 2005

COSINE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30715	94-3280301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Bridge Parkway
Redwood City, California 94065
(Address of principal executive offices) (Zip Code)

(650) 637-4777
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2005, the Chief Executive Officer and President of CoSine Communications, Inc. (the “Company”), Steve Goggiano, passed away. Mr. Goggiano was also a member of the Company’s Board of Directors.

On January 16, 2005, Terry Gibson, the Company’s Chief Financial Officer and Secretary, was appointed by the Company’s remaining directors as the Company’s Chief Executive Officer. The Company’s remaining directors also elected Mr. Gibson to the Company’s Board of Directors to fill the vacancy left by Mr. Goggiano’s passing away. Mr. Gibson will not serve on the Company’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee.

Mr. Gibson’s employment by the Company terminated on December 31, 2004. Since that date, Mr. Gibson has been serving as the Company’s Chief Financial Officer and Secretary, and will now also serve as the Company’s Chief Executive Office, on a consultancy basis until the later of March 31, 2005 or the closing of the Company’s merger with Tut Systems, Inc., which is subject to approval by the stockholders of both companies and to other normal closing conditions. In compensation for his services to the Company, Mr. Gibson will receive $22,083.00 per month through the termination of his consultancy with the Company, which is equal to the salary he would have been paid as an employee of the Company for such period of time based on his fiscal year 2004 annual salary. In addition, pursuant to that severance agreement extended by the Company to Mr. Gibson, effective September 23, 2004, the Company shall also pay the cost of Mr. Gibson’s health care coverage through December 31, 2005.

On January 17, 2005, the Company issued a press release announcing the death of Mr. Goggiano and the appointment of Mr. Gibson as Chief Executive Officer of the Company and election of Mr. Gibson as a director of the Company. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release, dated January 17, 2005, of CoSine Communications, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 17, 2005	By:	/s/ Terry Gibson

Terry Gibson, Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)

2

Index to Exhibits

Exhibit	Description
99.1	Press Release, dated January 17, 2005, of CoSine Communications, Inc.

3